TIDAL ETF TRUST 485BPOS

Exhibit 99(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 200 and Amendment No. 201, to the Registration Statement on Form N-1A of Gotham Short Strategies ETF, a series of Tidal ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 1, 2023